Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

        In connection with the Quarterly Report of SimplaGene USA, Inc. (the “Company”) on Form 10-QSB for the period ending February 28, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Xinbo Wang, Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	April 17, 2005	By:	/s/ Xinbo Wang
Xinbo Wang Chief Executive Officer

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

        In connection with the Quarterly Report of SimplaGene USA, Inc. (the “Company”) on Form 10-QSB for the period ending February 28, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Craig S. Laughlin, Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	April 17, 2005	By:	/s/ Craig S. Laughlin
Craig S. Laughlin Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to SimplaGene USA, Inc. and will be retained by SimplaGene USA, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.